UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 5, 2006

AMERICAN PACIFIC CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	1-8137	59-6490478
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)
Registrant’s telephone number, including area code: (702) 735-2200

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Effective April 5, 2006, American Pacific Corporation (the “Company”) entered into Modification #3 to the Thiokol Long Term Pricing Agreement (the “Amendment”) with ATK Thiokol (“ATK”), concluding its previously disclosed discussions with ATK regarding AP pricing at volumes less than those provided for under the terms of the existing agreement.
The Amendment extends the term, from 2008 to 2013, of the Company’s original agreement to maintain ready and qualified capacity for the supply of Ammonium Perchlorate (“AP”) to ATK, under which ATK will continue, with certain exceptions, to purchase all of its AP requirements from the Company. The Amendment also establishes AP pricing at annual volumes of AP ranging from 3 million to 20 million pounds, and indicates certain circumstances under which the parties may terminate the contract.
The Company issued a press release regarding the Amendment on April 10, 2006. The full text of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Press release of American Pacific Corporation, dated April 10, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation
Date: April 11, 2006	By:	/s/ John R. Gibson
John R. Gibson
President and Chief Executive Officer